Exhibit 32

Section 1350 Certifications

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, as the Chief Executive Officer and Chief Financial Officer of Virginia Financial Group, Inc., respectively, certify that the Quarterly Report on Form 10-Q for the period ended September 30, 2003, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Virginia Financial Group, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Date: November 12, 2003	/s/ O. R. Barham, Jr.

President and Chief Executive Officer

Date: November 12, 2003	/s/ Jeffrey W. Farrar

Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowleding, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Virginia Financial Group, Inc. and will be retained by Virginia Financial Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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